EXHIBIT 10.11

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT, dated as of the 7th day of March, 2006, (the "Effective Date"), is entered into by and between BioLineRx Ltd. ("BioLine"), Bar-Ilan Research and Development Company Ltd. ("BIRAD") and Ramot at Tel Aviv University Ltd. ("Ramot", and together with BIRAD, the "Licensors").

WHEREAS, BioLine and the Licensors entered into that certain Research and License Agreement dated as of April 15, 2004 (the "Research and License Agreement"); and

WHEREAS, BioLine and the Licensors entered into an amendment agreement dated June 2004 (the "First Amendment Agreement") to amend the Research and License Agreement; and

WHEREAS, BioLine and the Licensors desire to further amend the Research and License Agreement as set out herein;

NOW, THEREFORE, the parties agree as follows:

1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Research and License Agreement.

2. Section 1.21 of the Resarch and License Agreement shall be deleted in its entirety and replaced with the following:

"1.21 "Licensed Product" shall mean any of the following:

(i) any therapeutic product that comprises, contains or incorporates Licensor Technology; or
(ii) Any therapeutic product that comprises, contains, or incorporates any compound that is covered by a Valid Patent Claim under the Joint Patent Rights.

3. The following new Section 1 .41 shall be added following Section 1.40:

"1.41 "Valid Patent Claim " shall mean a claim of a Licensed Patent Right for as long as such claim shall not have expired or been held invalid in a final non appealable court judgment or patent office decision in the relevant jurisdiction, or an appeal for it has not been filed within the time allowed for an appeal.

4. The following shall be added at the end of the last sentence of section 5.1:

"..., and subject further, to the rights of employees, students and other researchers of TAU and BIU to practice and utilize such rights and licenses solely for academic research purposes within TAU and BIU (the "Academic Research"). Notwithstanding the foregoing, any in vivo experimentation that may be included within the scope of Academic Research that is conducted by, or on behalf of Ramot or BIRAD, shall require the prior written approval of BioLine if and to the extent that such research involves in vivo experimentation of compounds that are currently being developed as Licensed Products by BioLine, such approval not to be unreasonably delayed or withheld. For the removal of doubt, Ramot, Tel Aviv University, BIRAD and BIU shall not obtain funding for Academic Research from any party on terms that (i) give such party any rights to the Licensed Technology that are inconsistent with the rights granted to BioLine hereunder, or (ii) limit in any manner the scope or terms of the license and rights granted to BioLine hereunder.

5. Except as amended pursuant to this Amendment Agreement, the terms of the Research and License Agreement and the First Amendment Agreement shall remain in full force and effect.

[Remainder of page intentionally left blank Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

Ramot at Tel Aviv Univ ty Ltd.
By: /s/ Ze’ev Weinfeld, Ph.D.
Name: Ze’ev Weinfeld, Ph.D.
Title: Executive Vice President, Business Development

BiolineRx Ltd.
By: /s/ Yuri Shoshan
Name: Yuri Shoshan
Title: Vice President, Finance and Corporate Development

Bar-Ilan Research and Development
By: /s/ Gabriel Kenan
Name: Gabriel Kenan
Title: C.E.O. Bar-Ilan Research & Development Company Ltd.

We, the undersigned, hereby confirm that we have read the Amendment Agreement, that its contents are acceptable to us and that we will act in accordance with its terms.

/s/ lrit Gil-Ad
Dr.lrit Gil-Ad

/s/ Abraham Weizman
Professor Abraham Weizman

/s/ Ada Rephaeli
Dr. Ada Rephaeli

/s/ Abraham Nudelman
Professor Abraham Nudelman